Exhibit 10.3

MERGER AGREEMENT

by, between and among

By Design, Inc.
("Purchaser")

and

BDI Acquisition Corp.
(“Merger Subsidiary”)

and

Asset Holdings Corporation
("Company")

and

Deanie J. Underwood and Bradley C. Underwood
("Stockholders")

April 15, 2009

1.	MERGER	1
1.1	Plan of Merger	1
1.2	Closing; Transaction Date	1
1.3	Cooperation After Closing	2

2.	REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER	2
2.1	Organization and Corporate Power	2
2.2	Due Authorization; Effect of Transaction	2
2.3	Financial Statements and SEC Forms	3
2.4	Accounts Receivable	3
2.5	Liabilities	3
2.6	Capitalization	3
2.7	Dividends and Distributions	3
2.8	Subsidiaries	3
2.9	Real Property	4
2.10	Leases	4
2.11	Personal Properties	4
2.12	Employment Arrangements	4
2.13	Material Contracts and Arrangements	4
2.14	Ordinary Course of Business	4
2.15	Litigation and Compliance with Laws	4
2.16	Tax Returns	5
2.17	Environmental Matters	5
2.18	Trademarks, Licenses, Etc	5
2.19	Insurance Policies	6
2.20	Extraordinary Events	6
2.21	Adverse Restrictions	6
2.22	Material Information	6
2.23	Certain Transactions	6
2.24	No Governmental Authorizations or Approvals Required	6
2.25	Employee Benefit Plans	7
2.26	Securities Compliance	8
2.27	Continuing Representations	8
3.	REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF PURCHASER	8
3.1	Organization and Corporate Power	8
3.2	Due Authorization; Effect of Transaction	8

- i -

3.3	Financial Statements	8
3.4	Accounts Receivable	9
3.5	Liabilities	9
3.6	Capitalization	9
3.7	Dividends and Distributions	9
3.8	Subsidiaries	9
3.9	Real Property	9
3.10	Leases	9
3.11	Personal Properties	10
3.12	Employment Arrangements	10
3.13	Material Contracts and Arrangements	11
3.14	Ordinary Course of Business	11
3.15	Litigation and Compliance with Laws	12
3.16	Tax Returns	12
3.17	Environmental Matters	13
3.18	Trademarks, Licenses, Etc	13
3.19	Insurance Policies	14
3.20	Extraordinary Events	14
3.21	Adverse Restrictions	14
3.22	Material Information	14
3.23	Products in Warranty	14
3.24	Certain Transactions	14
3.25	No Governmental Authorizations or Approvals Required	15
3.26	Employee Benefit Plans	15
3.27	Continuing Representations	16
4.	COVENANTS AND AGREEMENTS	16
4.1	Purchaser’s and Merger Subsidiary's Covenants and Agreements Pending Closing	16

5.	CONDITIONS OF COMPANY'S OBLIGATIONS	17
5.1	Opinion of Purchaser's and Merger Subsidiary's Counsel	17
5.2	No Opposition	17
5.3	Reserved	17
5.4	Representations and Covenants	17
5.5	Satisfaction of Counsel	18
5.6	Instruments of Transfer	18
5.7	Diligence	18

6.	CONDITIONS OF SELLER'S AND STOCKHOLDER'S OBLIGATIONS	18
6.1	Opinion of Company's Counsel	18
6.2	Representations and Covenants	18
6.3	No Opposition	18
6.4	Diligence	19

- ii -

6.5	Audit	19
6.6	Form 8-K	19

7.	INDEMNIFICATION BY PURCHASER, MERGER SUBSIDIARY AND STOCKHOLDERS	19
7.1	Indemnification	19
7.2	Notice of Claim	20

8.	INDEMNIFICATION BY COMPANY	20
8.1	Indemnification	20
8.2	Notice of Claim	21

9.	FINDER'S FEE	21
10.	AMENDMENTS; WAIVERS	22
11.	TERMINATION OF AGREEMENT	22
11.1	TERMINATION	22
11.2	EFFECT OF TERMINATION	22
12.	ASSIGNMENT; SUCCESSORS AND ASSIGNS	22
13.	SEVERABILITY	23
14.	COUNTERPARTS	23
15.	SECTION AND OTHER HEADINGS	23
16.	NOTICES	23
17.	GENDER	25
18.	LAW TO GOVERN	25
19.	COURTS	25
20.	ARBITRATION	25

EXHIBITS

A PLAN OF MERGER		27
B CERTAIN DEFINED TERMS		28

- iii -

MERGER AGREEMENT

THIS MERGER AGREEMENT (this "Agreement") is entered into this 15th day of April 2009, by, between and among Asset Holdings Corporation, a Maryland corporation (the “Company”), By Design, Inc., a Nevada corporation (the "Purchaser"), BDI Acquisition Corp., a Nevada, corporation, and wholly owned subsidiary of the Purchaser (the "Merger Subsidiary"), and Deanie J. Underwood and Bradley C. Underwood, individuals and controlling stockholders of the Purchaser (the "Stockholders");

W I T N E S S E T H  T H A T:

WHEREAS, the Purchaser desires to acquire, on the terms and subject to the conditions reflected below, the business of the Company; and

WHEREAS, THE Company believes that it is desirable and in the best interests of the Company that its business be combined with that of the Purchaser in a merger of the Company with and into the Merger Subsidiary so that the Company will become a wholly owned subsidiary of the Purchaser as below provided;

NOW, THEREFORE, in consideration of the agreements of the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

1.          MERGER.

1.1           Plan of Merger.  On the Closing Date (as hereinafter defined) the parties hereto shall enter into the Plan of Merger attached as Exhibit A hereto and made a part hereof.

1.2           Closing; Transaction Date.  This Agreement and the other documents, agreements, securities, and all other instruments required to be executed or delivered shall be executed and delivered (the execution and delivery of those instruments being referred to as the "Closing") simultaneously herewith at 10:00 A.M. on May 22, 2009 (the "Closing Date"), at the offices of Weintraub Law Group PC; provided, however, all provisions of Articles 5 and 6 have been met or waived in writing.

Upon the occurrence of the Closing hereunder in accordance with the terms and conditions hereof, the execution and delivery of this Agreement by the parties hereto and the consummation of the transactions contemplated herein shall be deemed to have been completed as of 10 A.M. on May 22, 2009.

1.3           Cooperation After Closing.  The Stockholders will cooperate with Company and the Purchaser, at their request, on and after the Closing Date, in furnishing information, evidence, testimony, and other reasonable assistance in connection with any actions, proceedings, arrangements, or disputes relating to adjustment of federal income and other taxes of the Company for all periods prior to the Closing Date and in connection with any such other actions, proceedings, arrangements, or disputes involving the Company or based upon any of the Company's contracts, agreements, acts, or omissions that were in effect or occurred on or prior to the Closing Date.

The Stockholders agree that they will, at any time and from time to time after the Closing Date, upon request of Purchaser, take or cause to be taken such further actions and execute and deliver or cause to be executed and delivered all such further documents as may be reasonably required to consummate the transactions contemplated hereby.

2.          REPRESENTATIONS AND WARRANTIES OF PURCHASER, MERGER SUBSIDIARY AND STOCKHOLDERS.

Purchaser, Merger Subsidiary and Stockholders jointly and severally represent and warrant, covenant and agree that on the execution hereof and on the Closing Date:

2.1           Organization and Corporate Power.  Purchaser and Merger Subsidiary are corporations duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases properties, conducts operations, or maintains a stock of goods, with full power and authority (corporate and other) to carry on the business in which it is engaged (a true and correct list of each such jurisdiction is set forth in Schedule 2.1 of the Purchaser Disclosure Schedule) and to execute and deliver and carry out the transactions contemplated by this Agreement.

2.2           Due Authorization; Effect of Transaction.  No provisions of the Certificate of Incorporation or Bylaws of Purchaser and Merger Subsidiary, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Purchaser and Merger Subsidiary are a party or by which Purchaser and Merger Subsidiary are bound, have been or will be violated by the execution and delivery by Purchaser and Merger Subsidiary of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction have been duly obtained.  Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Purchaser, Merger Subsidiary and Stockholder, enforceable in accordance with its terms.  Purchaser and Merger Subsidiary are not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Articles of Incorporation or Bylaws.

2.3           Financial Statements and SEC Filings.  Except as set forth on Schedule 2.3 of the Purchaser Disclosure Schedule, Purchaser has delivered to the Company the audited consolidated balance sheets of Purchaser as at the close of its fiscal year for each of the three years ending December 31, 2006, 2007 and 2008 respectively, together with related consolidated statements of operations, consolidated statements of changes in stockholders' equity, and consolidated statements of cash flows for the respective years then ended.  Purchaser has also delivered to the Company its consolidated trial balance for the three-month period ending March 2009.  Purchaser has also delivered to the Company all filings required by the Securities Exchange Act of 1934 (the “34 Act”) since inception, including, but not limited to, Forms 10Q, 10QSB, 10K, 10KSB, 12B-25 and SB-2 (“SEC Filings”).

The financial statements and SEC Filings specified above, including in each case the notes to such financial statements, are hereinafter sometimes collectively referred to as the "Purchaser Financial Statements."  All of the Purchaser Financial Statements are true, correct, and complete, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods (except as set forth in such notes or statements) and fairly present the financial condition of Purchaser and the results of its operations as at the dates thereof and throughout the periods covered thereby.  The Purchaser Financial Statements reflect or provide for all claims against, and all debts and liabilities of, Purchaser, fixed or contingent, as at the dates thereof, and there has not been any change between the date of the most recent Purchaser Financial Statements and the date of this Agreement that has materially or adversely affected  the business or properties or condition or prospects, financial or other, or results of operations of Purchaser, and no fact or condition exists or is contemplated or threatened, which might cause any such change at any time in the future.  The SEC filings were made on or before the due date, or if properly extended, by the extended due date.

2.4           Accounts Receivable.  Purchaser has no accounts receivable.

2.5           Liabilities.  Purchaser has no liabilities of any nature, whether absolute, contingent, or otherwise.  Purchaser is not in breach or default or in arrears in respect of the terms or conditions of any such liabilities and no waiver or forbearance has been granted by any holder of any such liability with respect to any such liability.  All liabilities of Purchaser will be paid in full on or before the Closing Date.

2.6           Capitalization.  The capitalization of Purchaser and Merger Subsidiary are as set forth in Schedule 2.6 of the Purchaser Disclosure Schedule; and all of the outstanding capital stock of Purchaser and Merger Subsidiary are duly authorized and validly issued, fully paid, and nonassessable; and all the outstanding capital stock of each subsidiary of Purchaser is owned beneficially and of record by Purchaser.

2.7           Dividends and Distributions.  From the end of its most recent fiscal year to the date hereof Purchaser has not declared or paid any dividend or declared or made any distribution whatsoever to its stockholders, either in cash, stock, or other property, through purchases or redemptions of stock or otherwise.

2.8           Subsidiaries.  Except for the Merger Subsidiary and the subsidiaries set forth in Section 5.8, Purchaser does not own, directly or indirectly, any of the capital stock of any corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced.

2.9           Real Property.  Purchaser and Merger Subsidiary own no real property.

2.10                      Leases.  Purchaser and Merger Subsidiary are not currently a party to any real estate lease.

2.11                      Personal Properties.  Purchaser and Merger Subsidiary own no tangible and intangible personal property and assets.

2.12                      Employment Arrangements.  Purchaser and Merger Subsidiary have no obligation, contingent or otherwise, under any employment agreement, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, retainer or consulting arrangements, pension or retirement plan, bonus or profit-sharing plan, stock option or purchase plan, or other employee contract or non-terminable arrangement (whether or not that arrangement imposes a penalty for termination), group life, health, medical or hospitalization insurance plan or program, or other employee or fringe benefit plan, including vacation plans or programs and sick leave plans or programs.  Schedule 2.12 of the Purchaser Disclosure Schedule sets forth the basis of funding, and the current status of, any past service liability with respect to any such plan or agreement.  Except as set forth on Schedule 2.12 of the Purchaser Disclosure Schedule, Purchaser, Merger Subsidiary or its employees are not now and for the past five years have not been subject to or involved in or, to the best of the Shareholders’ knowledge, threatened with any union elections, petitions therefor or other organizational activities.  Purchaser and Merger Subsidiary have performed all obligations required to be performed under all such agreements, plans, and arrangements and is not in breach of or in default or arrears under the terms thereof.

2.13                      Material Contracts and Arrangements.  Purchaser and Merger Subsidiary have no contract or arrangement, including, without limitation, any commitments or obligations, contingent or otherwise, under any contract or arrangement.  Purchaser has performed all obligations required to be performed under any previously entered contract or arrangement and has no liability arising from any breach or default of any such contract or arrangement under the terms thereof.

2.14                      Ordinary Course of Business.  [Omitted.]

2.15                      Litigation and Compliance with Laws.  Schedule 2.15 of the and Purchaser Disclosure Schedule contains a brief description of all litigation or legal or other actions, suits, proceedings, or investigations, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency, or instrumentality, domestic or foreign, in which Purchaser, Merger Subsidiary or any of its officers or directors, in such capacity, is engaged, or, to the knowledge and belief of the Stockholders, with which Purchaser, Merger Subsidiary or any of its officers or directors is threatened in connection with the business or affairs or properties or assets of Seller and Merger Subsidiary.  Seller and Merger Subsidiary are and at all times since its inception have been in compliance with all laws and governmental rules and regulations, domestic and foreign, and all requirements of insurance carriers, applicable to its business or affairs or properties or assets, including, without limitation, those relating to environmental protection, water or air pollution, and similar matters.

2.16                      Tax Returns.  Seller and Merger Subsidiary have filed, in accordance with applicable law, all federal, state, county, and local income and franchise tax returns and all real and personal property tax returns that are required to be filed, and the provision for taxes shown on the most recent balance sheet included in the Purchaser Financial Statements is sufficient to satisfy all taxes of any kind of Seller and Merger Subsidiary, including interest and penalties in respect thereof, whether disputed or not, and whether accrued, due, absolute, deferred, contingent, or other for all periods ended on or prior to the date of such balance sheet.  As of the date hereof no tax liabilities have been assessed or proposed that remain unpaid, and Seller and Merger Subsidiary have not signed any extension agreement with the Internal Revenue Service or any state or local taxing authority.  Seller and Merger Subsidiary have paid all taxes that have become due pursuant to such returns and has paid all installments of estimated taxes due.  All taxes and other assessments and levies that Seller and Merger Subsidiary are required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable. From the end of its most recent fiscal year to the date hereof Seller and Merger Subsidiary have not made any payment of or on account of any federal, state, or local income, franchise, or any real or personal property taxes, except as set forth in Schedule 2.16 of the Disclosure Schedule.  Neither Purchaser nor Stockholders are aware of any basis upon which any assessment for a material amount of additional federal income taxes could be made.  The information shown on the federal income tax returns of Purchaser and Merger Subsidiary heretofore delivered to the Company is true, accurate, and complete and fairly presents the information purported to be shown.

2.17                      Environmental Matters.  Without limiting the generality of Section 2.15:

(i) Purchaser and Merger Subsidiary are in compliance in all material respects with all applicable Environmental Laws (as such term is defined in Exhibit B hereto);

(ii)  Purchaser and Merger Subsidiary have obtained all material permits and approvals required under Environmental Laws, including, without limitation, all material environmental, health and safety permits, licenses, approvals, authorizations, variances, agreements, and waivers of federal, state, and local governmental authorities ("Permits") necessary for the conduct of its business and the operation of its facilities, and all such Permits are in good standing and Purchaser and Merger Subsidiary are in compliance with all terms and conditions of such Permits;

(iii)  Neither Purchaser and Merger Subsidiary, nor any of its currently or previously owned or leased property or operations, has been named as a potentially responsible party or is subject to any outstanding written order from or agreement with any federal, state, or local governmental authority or other person or is subject to any judicial or docketed administrative proceeding respecting (x) Environmental Laws, (y) Remedial Action (as such term is defined in Exhibit B hereto), or (z) any material Environmental Liabilities and Costs (as such term is defined in Exhibit B hereto);

(iv)  There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Purchaser and Merger Subsidiary that may give rise to Environmental Liabilities and Costs.

(v)  Purchaser and Merger Subsidiary have not received any notice or claim to the effect that it is or is reasonably expected to be liable to any person as a result of a Release (as such term is defined in Exhibit B hereto) or threatened Release or any notice letter or request for information under CERCLA (as such term is defined in Exhibit B hereto); and

(vi)  No Environmental Lien (as such term is defined in Exhibit B hereto) and no unrecorded Environmental Lien of which Purchaser and Merger Subsidiary have notice has attached to any property of Purchaser and Merger Subsidiary.

2.18                      Trademarks, Licenses, Etc.  Purchaser and Merger Subsidiary owns no trademarks, trade names, service marks, patents, copyrights, registrations, or applications with respect thereto.

2.19                      Insurance Policies.  The insurance policies listed and described briefly in Schedule 2.19 of the Disclosure Schedule constitute all of the policies in force and effect in respect of the business, properties and assets, including, without limitation, insurance on personnel, of Purchaser.  Purchaser is not in default under any such policy.  The insurance policies so listed and identified are sufficient in nature, scope, and amounts to insure adequately (and, in any event, in amounts sufficient to prevent Purchaser from becoming a co-insurer within the terms of such policies) the business, properties, and assets of Purchaser.  Purchaser has not been refused insurance by any insurance carrier to which it has applied for insurance.

2.20                      Extraordinary Events.  From the end of its most recent fiscal year to the date hereof, neither the business nor properties nor condition, financial or other, nor results of operations of Purchaser and Merger Subsidiary have been materially and adversely affected in any way as the result of any fire, explosion, accident, casualty, labor disturbance, requisition, or taking of property by any governmental body or agency, flood, embargo, or Act of God or the public enemy, or cessation, interruption, or diminution of operations, whether or not covered by insurance.

2.21                      Adverse Restrictions.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not events that of themselves or with the giving of notice or the passage of time or both, could constitute, on the part of Purchaser and Merger Subsidiary, a violation of or conflict with or result in any breach of, or default under the terms, conditions, or provisions of, any judgment, law, or regulation, or of the Certificate of Incorporation or Bylaws of Purchaser and Merger Subsidiary, any agreement or instrument to which Purchaser and Merger Subsidiary are a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever on the property or assets of Purchaser and Merger Subsidiary and no such event of itself or with the giving of notice or the passage of time or both will result in the acceleration of the due date of any obligation of Purchaser and Merger Subsidiary.

2.22                      Material Information.  Neither the Purchaser Financial Statements nor this Agreement (including the Schedules and Exhibits hereto) nor any certificate or other information or document furnished or to be furnished by either Purchaser, Merger Subsidiary or Stockholders to the Company contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

2.23                      Certain Transactions.  With the exception of transactions involving Stone Select, LLC, which are disclosed in the Purchaser’s filings with the SEC,  none of the officers, directors, or employees of Purchaser and Merger Subsidiary are presently a party to any transaction with Purchaser and Merger Subsidiary (other than for services as officers, directors, and employees), including, without limitation, any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director, any such employee, any member of a family of any officer, director, or such employee or any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

2.24                      No Governmental Authorizations or Approvals Required.  No authorization or approval of, or filing with, any governmental agency, authority, or other body will be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.25                      Employee Benefit Plans.

Schedule 2.25 of the Disclosure Schedule contains a true, correct, and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance disability, bonus, vacation pay, severance pay, and other similar plans, programs, or agreements, and every material personnel policy, whether reduced to writing or not, relating to any persons employed by Purchaser and Merger Subsidiary and maintained at any time by Purchaser and Merger Subsidiary or by any other member (hereinafter, "Affiliate") of a controlled group of corporations, group of trades, or businesses under common control or affiliated service group that includes Purchaser and Merger Subsidiary (as defined for purposes of Section 414(b), (c), and (m) of the Code) (collectively, the "Plans").  Purchaser and Merger Subsidiary have made available to the Company true, correct, and complete copies of all Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract, or other funding instrument, and true, correct, and complete written summaries of those that have not been reduced to writing.  For each "defined benefit plan," Purchaser and Merger Subsidiary have made available a copy of the latest annual actuarial report, and for all Plans the latest Forms 5500.  Except as set forth on Schedule 2.25 of the Disclosure Schedule, neither Purchaser, Merger Subsidiary nor any Affiliate has any obligation or other employee benefit plan liability under applicable law; nor has Purchaser, Merger Subsidiary or any Affiliate ever been obligated to contribute to any "multi-employer plan," as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  Neither Purchaser, Merger Subsidiary nor any Affiliate has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance that would cause them to incur any such liability.  Neither Purchaser, Merger Subsidiary nor any Affiliate has ever maintained a Plan providing health or life insurance benefits to former employees.  No plan previously maintained by Purchaser, Merger Subsidiary or its Affiliates that was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of Subtitle C has occurred with respect to any such Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred.  For each Plan, Purchaser, Merger Subsidiary and every Affiliate are in compliance with all requirements prescribed by all statutes, regulations, orders, or rules currently in effect, and they have in all respects performed all obligations required to be performed by them.  Neither Purchaser, Merger Subsidiary nor any Affiliate, nor any of their directors, officers, employees, or agents, nor any trustee or administrator of any trust created under the Plans, have engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA that could subject Purchaser, Merger Subsidiary or the Company or their affiliates, directors, or employees or the Plans or the trusts relating thereto or any party dealing with any of the Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code.  Except as set forth on Schedule 2.25 of the Disclosure Schedule, neither the Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

Each Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to the Company; and nothing has occurred since the date of such determination letters that might cause the loss of such qualification or exemption.  For each funded Defined Benefit Plan, the present value of the actuarial accrued liability, determined on a plan termination basis, does not exceed the fair market value of the assets held under such Plan, and there is no unpaid contribution for any Plan year ended prior to the Closing Date as required under Section 412 of the Code.  For each Plan that is a qualified profit sharing or stock bonus plan, all employer contributions accrued for plan years ending prior to the Closing Date under the Plan terms and applicable law have been made.

Except as set forth on the Purchaser Disclosure Schedule, all of the liabilities with respect to all of the Plans are accurately reflected in Purchaser's Financial Statements and Purchaser's Balance Sheet.

2.26  Securities Compliance.  The Purchaser is in full compliance with all federal and state securities laws as applied to any previous offerings under Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933 (the “33 Act”) and any state securities laws. The Purchaser has filed all federal and state securities notices, including Form D, in a timely manner.

2.27                      Continuing Representations.  The representations and warranties of Purchaser, Merger Subsidiary and Stockholders herein contained (a) relating to non-tax matters shall survive the Closing for a period ending March 31, 2010 and (b) relating to tax matters shall survive the Closing for the applicable statute of limitations.  The Surviving Corporation, as defined in the Plan of Merger, shall be retained until the expiration of the survival period.  At that time it may be merged or reorganized.

3.          REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF THE COMPANY.

3.1           Organization and Corporate Power.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases properties, conducts operations, or maintains a stock of goods, with full power and authority (corporate and other) to carry on the business in which it is engaged (a true and correct list of each such jurisdiction is set forth in Schedule 3.1 of the Company Disclosure Schedule) and to execute and deliver and carry out the transactions contemplated by this Agreement.

3.2           Due Authorization; Effect of Transaction.  No provisions of the Certificate of Incorporation or Bylaws of the Company, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Company is a party or by which Company is bound, has been or will be violated by the execution and delivery by Company of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction have been duly obtained.  Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Company, enforceable in accordance with its terms.  Company is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Articles of Incorporation or Bylaws.

3.3           Financial Statements.  Except as set forth on Schedule 3.3 of the Company Disclosure Schedule, Company has delivered to Purchaser reviewed consolidated balance sheets of Company as at the close of its fiscal year for the year ended December 31, 2008, together with related consolidated statements of operations, consolidated statements of changes in stockholders' equity, and consolidated statements of cash flows for the respective years then ended.  Company has also delivered to Purchaser its consolidated trial balance for the three months ending March 31, 2009.  On or before the Closing Date, the Company shall deliver to the Purchaser the audited consolidated balance sheets of Company as at the close of its fiscal year for the year ended December 31, 2008, together with related consolidated statements of operations, consolidated statements of changes in stockholders' equity, and consolidated statements of cash flows for the respective years then ended as well as the consolidated balance sheet, consolidated statements of operations, consolidated statements of changes in stockholders' equity, and consolidated statements of cash flows for the three months ended March 31, 2009.

The financial statements specified above, including in each case the notes to such financial statements, are hereinafter sometimes collectively referred to as the "Company Financial Statements."  All of the Company Financial Statements are true, correct, and complete, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods (except as set forth in such notes or statements) and fairly present the financial condition of Company and the results of its operations as at the dates thereof and throughout the periods covered thereby.  The Company Financial Statements reflect or provide for all claims against, and all debts and liabilities of, Company, fixed or contingent, as at the dates thereof, and there has not been any change between the date of the most recent Company Financial Statements and the date of this Agreement that has materially or adversely affected  the business or properties or condition or prospects, financial or other, or results of operations of Company, and no fact or condition exists or is contemplated or threatened, which might cause any such change at any time in the future.

3.4           Accounts Receivable.  Subject to the bad debt reserve shown in the Financial Statements, all customer and trade notes and accounts receivable owned by Company on the date of the most recent balance sheet included in the Financial Statements are fully collectible in the aggregate, to the extent of the aggregate face value thereof as indicated on such balance sheet.

3.5           Liabilities.  Company has no liabilities of any nature, whether absolute, contingent, or otherwise, except as set forth in the most recent balance sheet included in the Company Financial Statements, other than liabilities subsequently incurred in the ordinary course of business.  Company is not in breach or default or in arrears in respect of the terms or conditions of any such liabilities and no waiver or forbearance has been granted by any holder of any such liability with respect to any such liability.

3.6           Capitalization.  The capitalization of Company is as set forth in Schedule 3.6 of the Company Disclosure Schedule; and all of the outstanding capital stock of Company is duly authorized and validly issued, fully paid, and nonassessable; and all the outstanding capital stock of each subsidiary of Company is owned beneficially and of record by Company.

3.7           Dividends and Distributions.  From the end of its most recent fiscal year to the date hereof Company has not declared or paid any dividend or declared or made any distribution whatsoever to its stockholders, either in cash, stock, or other property, through purchases or redemptions of stock or otherwise.

3.8           Subsidiaries.  Except Asset Guardian Plan, Inc., a Nevada corporation, Loan Center Funding, Inc., a California corporation and Newport Coast Consulting, LLC, a Nevada limited liability company, Company does not own, directly or indirectly, any of the capital stock of any corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced.

3.9           Real Property.  The Company owns no real property.

3.10                      Leases.  The leases listed and described in Schedule 3.10 of the Company Disclosure Schedule constitute all the leases of real or personal property under which Company is bound or to which Company is a party.  Each lease listed in Schedule 3.10 of the Company Disclosure Schedule is valid, binding, subsisting, and enforceable in accordance with its terms, and neither Company nor any landlord or lessor is in default or in arrears in the performance or satisfaction of any agreement or condition on its part to be performed or satisfied thereunder, and no waiver or indulgence has been granted by any of the landlords or lessors under those leases.  Company is not the landlord or lessor under any leases of real or personal property.

3.11                      Personal Properties.  Company owns and has good and marketable title to all the tangible and intangible personal property and assets, other than the leaseholds referred to in Schedule 3.10 of the Company Disclosure Schedule, reflected upon the most recent balance sheet included in the Company Financial Statements or used by Company in its business if not so reflected, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character, except as set forth in Schedule 3.11 of the Company Disclosure Schedule.  Schedule 3.11 of the Company Disclosure Schedule contains an identification of certain major items of fixed assets and machinery and equipment.  None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by Company as lessee or as conditional sales vendee under any lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Schedule 3.11 of the Company Disclosure Schedule.  The fixed assets and machinery and equipment, taken as a whole, are in a state of good repair and maintenance and are in good operating condition; inventory is up to normal commercial standards and no inventory that is obsolete or unmarketable is reflected in the most recent balance sheets included in the Financial Statements.  All items included in such inventory are covered on the books of Company, and are valued on the Financial Statements at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis.  Upon the sale, assignment, transfer, and delivery of the Assets to Purchaser hereunder, there will be vested in Purchaser good and marketable title to the tangible and intangible personal property constituting a part thereof, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character, except for the rights of third persons arising under contracts for the sale of inventory in the ordinary course of business, each of which is listed in Schedule 3.11 of the Company Disclosure Schedule.

3.12                      Employment Arrangements.  Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, Company has no obligation, contingent or otherwise, under any employment agreement, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, retainer or consulting arrangements, pension or retirement plan, bonus or profit-sharing plan, stock option or purchase plan, or other employee contract or non-terminable arrangement (whether or not that arrangement imposes a penalty for termination), group life, health, medical or hospitalization insurance plan or program, or other employee or fringe benefit plan, including vacation plans or programs and sick leave plans or programs.  Schedule 3.12 of the Company Disclosure Schedule sets forth the basis of funding, and the current status of, any past service liability with respect to any such plan or agreement.  Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, Company or its employees are not now and for the past five years have not been subject to or involved in or, to the best of Company's knowledge, threatened with any union elections, petitions therefor or other organizational activities.  Company has performed all obligations required to be performed under all such agreements, plans, and arrangements and is not in breach of or in default or arrears under the terms thereof.

3.13                      Material Contracts and Arrangements.  Except as set forth in the Schedule 3.13 of Company Disclosure Schedule, Company has no contract or arrangement, including, without limitation, any commitments or obligations, contingent or otherwise, under any contract or arrangement (i) for the purchase or sale of inventory in excess of $25,000 in any one instance, (ii) for the purchase or sale of supplies, services or other items in excess of $25,000 in any one instance, (iii) for the purchase, sale or lease of any equipment or machinery, (iv) for the performance of service for others in excess of $25,000_ in any one instance, or (v) extending beyond December 31, 2009.  All contracts of less than $25,000 do not in the aggregate exceed $100,000.  Each of such contracts and arrangements is valid, binding, subsisting, and enforceable in accordance with its terms and Company has performed all obligations required to be performed under any such contract or arrangement and is not in breach or default or in arrears in any material respect or in any other respect that would permit the other party to cancel such contract or arrangement under the terms thereof.  To the best knowledge of Stockholder after due inquiry, each of the contracts, if any, set forth in the Schedule 3.13 of Company Disclosure Schedule calling for the performance of services or the sale of inventory can be satisfied or performed by Company without any loss to it.

3.14                      Ordinary Course of Business.  Company, from the date of the balance sheet contained in the most recent Company Financial Statements to the date hereof,

(a)	has operated its business in the normal, usual, and customary manner in the ordinary and regular course of business;

(b)	has not sold or otherwise disposed of any of its properties or assets, other than inventory sold in the ordinary course of business;

(c)	except in each case in the ordinary course of business,

(i) has not amended or terminated any outstanding lease, contract, or agreement,

(ii) has not incurred any obligations or liabilities (fixed, contingent, or other), and

(iii) has not entered any commitments;

(d)
has not made any transactions outside the ordinary course of business in its inventory or any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

(e)
has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, and commitments under leases existing on that date or incurred since that date in the ordinary course of business;

(f)	has not mortgaged, pledged, or subjected to lien or any other encumbrances, any of its assets, tangible or intangible;

(g)	has not sold or transferred any tangible asset or cancelled any debts or claims except in each case in the ordinary course of business;

(h)	has not sold, assigned, or transferred any patents, trademarks, trade names, trade secrets, copyrights, or other intangible assets;

(i)	has not increased the compensation payable or to become payable to any of its officers, employees, or agents;

(j)	has not suffered any material damage, destruction, or loss (whether or not covered by insurance) or any acquisition or taking of property by any governmental authority;

(k)	has not waived any rights that individually or in the aggregate exceed $10,000;

(l)	has not experienced any organized work stoppage or industrial action; or

(m)	has not entered into any other transaction or transactions that individually or in the aggregate are material to Company, other than in the ordinary course of business.

3.15                      Litigation and Compliance with Laws.  The Schedule 3.15 of Company Disclosure Schedule contains a brief description of all litigation or legal or other actions, suits, proceedings, or investigations, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency, or instrumentality, domestic or foreign, in which Company or any of its officers or directors, in such capacity, is engaged, or, to the knowledge and belief of Company, with which Company or any of its officers or directors is threatened in connection with the business or affairs or properties or assets of Company.  Company is and at all times since its inception has been in compliance with all laws and governmental rules and regulations, domestic and foreign, and all requirements of insurance carriers, applicable to its business or affairs or properties or assets, including, without limitation, those relating to environmental protection, water or air pollution, and similar matters.

3.16                      Tax Returns.  Company has filed, in accordance with applicable law, all federal, state, county, and local income and franchise tax returns and all real and personal property tax returns that are required to be filed, and the provision for taxes shown on the most recent balance sheet included in the Company Financial Statements is sufficient to satisfy all taxes of any kind of Company, including interest and penalties in respect thereof, whether disputed or not, and whether accrued, due, absolute, deferred, contingent, or other for all periods ended on or prior to the date of such balance sheet.  As of the date hereof no tax liabilities have been assessed or proposed that remain unpaid, and Company has not signed any extension agreement with the Internal Revenue Service or any state or local taxing authority.  Company has paid all taxes that have become due pursuant to such returns and has paid all installments of estimated taxes due.  All taxes and other assessments and levies that Company is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable.  From the end of its most recent fiscal year to the date hereof Company has not made any payment of or on account of any federal, state, or local income, franchise, or any real or personal property taxes, except as set forth in the Schedule 3.16 of Company Disclosure Schedule.  Company is not aware of any basis upon which any assessment for a material amount of additional federal income taxes could be made.  The information shown on the federal income tax returns of Company heretofore delivered to Purchaser is true, accurate, and complete and fairly presents the information purported to be shown.

3.17                      Environmental Matters.  Without limiting the generality of Section 3.15:

(i) Company is in compliance in all material respects with all applicable Environmental Laws (as such term is defined in Exhibit A hereto);

(ii)  Company has obtained all material permits and approvals required under Environmental Laws, including, without limitation, all material environmental, health and safety permits, licenses, approvals, authorizations, variances, agreements, and waivers of federal, state, and local governmental authorities ("Permits") necessary for the conduct of its business and the operation of its facilities, and all such Permits are in good standing and Company is in compliance with all terms and conditions of such Permits;

(iii)  Neither Company nor any of its currently or previously owned or leased property or operations has been named as a potentially responsible party or is subject to any outstanding written order from or agreement with any federal, state, or local governmental authority or other person or is subject to any judicial or docketed administrative proceeding respecting (x) Environmental Laws, (y) Remedial Action (as such term is defined in Exhibit A hereto), or (z) any material Environmental Liabilities and Costs (as such term is defined in Exhibit A hereto);

(iv)  Except as set forth on Schedule 3.17 of the Company Disclosure Schedule, there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Company that may give rise to Environmental Liabilities and Costs.

(v)  Company has not received any notice or claim to the effect that it is or is reasonably expected to be liable to any person as a result of a Release (as such term is defined in Exhibit A hereto) or threatened Release or any notice letter or request for information under CERCLA (as such term is defined in Exhibit A hereto); and

(vi) No Environmental Lien (as such term is defined in Exhibit A hereto) and no unrecorded Environmental Lien of which Company has notice has attached to any property of Company.

3.18                      Trademarks, Licenses, Etc.  Section 3.18 of the Company Disclosure Schedule sets forth all of the trademarks, trade names, service marks, patents, copyrights, registrations, or applications with respect thereto, and licenses or rights under them owned, used, or intended to be acquired or used by Company, and, to the extent indicated in Section 3.18 of the Company Disclosure Schedule, they have been duly registered in such offices as are indicated therein.  Company is the sole and exclusive owner of the trademarks, trade names, service marks, and copyrights, the holder of the full record title to the trademark registrations and the sole owner of the inventions covered by the patents and patent applications, all as set forth in Section 3.18 of the Company Disclosure Schedule; Company has the sole and exclusive right, to the extent listed in Section 3.18 of the Company Disclosure Schedule, to use such trademarks, trade names, service marks, patents and copyrights, and, except to the extent set forth on Section 3.18 of the Company Disclosure Schedule, all of them are free and clear of any mortgages, liens, encumbrances, equities, licenses, claims, and obligations to other persons of whatever kind and character.

3.19                      Insurance Policies.  The insurance policies listed and described briefly in Section 3.19 of the Company Disclosure Schedule constitute all of the policies in force and effect in respect of the business, properties and assets, including, without limitation, insurance on personnel, of Company.  Company is not in default under any such policy.  The insurance policies so listed and identified are sufficient in nature, scope, and amounts to insure adequately (and, in any event, in amounts sufficient to prevent Company from becoming a co-insurer within the terms of such policies) the business, properties, and assets of Company.  Company has not been refused insurance by any insurance carrier to which it has applied for insurance.

3.20                      Extraordinary Events.  From the end of its most recent fiscal year to the date hereof, neither the business nor properties nor condition, financial or other, nor results of operations of Company have been materially and adversely affected in any way as the result of any fire, explosion, accident, casualty, labor disturbance, requisition, or taking of property by any governmental body or agency, flood, embargo, or Act of God or the public enemy, or cessation, interruption, or diminution of operations, whether or not covered by insurance.

3.21                      Adverse Restrictions.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not events that of themselves or with the giving of notice or the passage of time or both, could constitute, on the part of Company, a violation of or conflict with or result in any breach of, or default under the terms, conditions, or provisions of, any judgment, law, or regulation, or of the Certificate of Incorporation or Bylaws of Company, any agreement or instrument to which Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever on the property or assets of Company and no such event of itself or with the giving of notice or the passage of time or both will result in the acceleration of the due date of any obligation of Company.

3.22                      Material Information.  Neither the Financial Statements nor this Agreement (including the Schedules and Exhibits hereto) nor any certificate or other information or document furnished or to be furnished by Company to Purchaser contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

3.23                      Products in Warranty.  Attached as part of Section 3.18 of the Company Disclosure Schedule are true and correct copies of Company's standard warranty agreements used in connection with its business operations.  Company's standard warranty agreements apply to each product in warranty except as otherwise indicated on the Section 3.18 of Company Disclosure Schedule.  Company is not in violation in any material respect of any such warranty agreement.

3.24                      Certain Transactions.  None of the officers, directors, or employees of Company is presently a party to any transaction with Company (other than for services as officers, directors, and employees), including, without limitation, any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director, any such employee, any member of a family of any officer, director, or such employee or any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

3.25                      No Governmental Authorizations or Approvals Required.  No authorization or approval of, or filing with, any governmental agency, authority, or other body will be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.26                      Employee Benefit Plans.

Section 3.26 of the Company Disclosure Schedule contains a true, correct, and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance disability, bonus, vacation pay, severance pay, and other similar plans, programs, or agreements, and every material personnel policy, whether reduced to writing or not, relating to any persons employed by Company and maintained at any time by Company or by any other member (hereinafter, "Affiliate") of a controlled group of corporations, group of trades, or businesses under common control or affiliated service group that includes Company (as defined for purposes of Section 414(b), (c), and (m) of the Code) (collectively, the "Plans").  Company has made available to Buyer true, correct, and complete copies of all Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract, or other funding instrument, and true, correct, and complete written summaries of those that have not been reduced to writing.  For each "defined benefit plan," Company has made available a copy of the latest annual actuarial report, and for all Plans the latest Forms 5500.  Except as set forth on Section 3.26 of the Company Disclosure Schedule, neither Company nor any Affiliate has any obligation or other employee benefit plan liability under applicable law; nor has Company or any Affiliate ever been obligated to contribute to any "multi-employer plan," as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  Neither Company nor any Affiliate has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance that would cause them to incur any such liability.  Neither Company nor any Affiliate has ever maintained a Plan providing health or life insurance benefits to former employees.  No plan previously maintained by Company or its Affiliates that was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of Subtitle C has occurred with respect to any such Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred.  For each Plan, Company and every Affiliate are in compliance with all requirements prescribed by all statutes, regulations, orders, or rules currently in effect, and they have in all respects performed all obligations required to be performed by them.  Neither Company nor any Affiliate, nor any of their directors, officers, employees, or agents, nor any trustee or administrator of any trust created under the Plans, have engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA that could subject Company or Buyer or their affiliates, directors, or employees or the Plans or the trusts relating thereto or any party dealing with any of the Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code.  Except as set forth on Section 3.26 of the Company Disclosure Schedule, neither the Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

Each Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to Buyer; and nothing has occurred since the date of such determination letters that might cause the loss of such qualification or exemption.  For each funded Defined Benefit Plan, the present value of the actuarial accrued liability, determined on a plan termination basis, does not exceed the fair market value of the assets held under such Plan, and there is no unpaid contribution for any Plan year ended prior to the Closing Date as required under Section 412 of the Code.  For each Plan that is a qualified profit sharing or stock bonus plan, all employer contributions accrued for plan years ending prior to the Closing Date under the Plan terms and applicable law have been made.

Except as set forth on Section 3.26 of the Company Disclosure Schedule, all of the liabilities with respect to all of the Plans are accurately reflected in Company's Financial Statements and Company's Balance Sheet.

3.27                      Continuing Representations.  The representations and warranties of Company and Stockholder herein contained (a) relating to non-tax matters shall survive the Closing for a period of one (1) year and (b) relating to tax matters shall survive the Closing for the applicable statute of limitations.

4.          COVENANTS AND AGREEMENTS.

4.1           Purchaser's and Merger Subsidiary’s Covenants and Agreements Pending Closing.  Purchaser and Merger Subsidiary, from the date hereof to the Closing Date,

(a)	will operate their business in the normal, usual, and customary manner in the ordinary and regular course of business;

(b)
will not sell or otherwise dispose of any of its properties or assets, other than (i) the membership interests of Stone Select, LLC and the common stock of Stone Select Imports, Inc. and (ii) inventory sold in the ordinary course of business;

(c)	except in each case in the ordinary course of business,

(i) will not amend or terminate any outstanding lease, contract, or agreement,

(ii) will not incur any obligations or liabilities (fixed, contingent, or other), and

(iii) will not enter into any commitments;

(d)	will not make any unusual transactions in its inventory or any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

(e)
will not discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts now existing or hereafter entered into in the ordinary course of business, and commitments under leases now existing;

(f)	will not mortgage, pledge, or subject to lien or any other encumbrances, any of its assets, tangible or intangible unless such mortgage, pledge, lien, or encumbrance is discharged before the Closing;

(g)	will not sell or transfer any tangible asset or cancel any debts or claims except in each case in the ordinary course of business;

(h)	will not sell, assign, or transfer any patents, trademarks, trade names, trade secrets, copyrights, or other intangible assets;

(i)	will not increase the compensation payable or to become payable to any of its officers, employees, or agents;

(j)	will not suffer any material damage, destruction, or loss (whether or not covered by insurance) or any acquisition or taking of property by any governmental authority;

(k)	will not waive any rights of substantial value; or

(l)	will not enter into any other transaction or transactions that individually or in the aggregate are material to Company.

5.          CONDITIONS OF COMPANY'S OBLIGATIONS.

The obligations of Company hereunder are subject to the fulfillment to the reasonable satisfaction of the Company, prior to or at the Closing, of each of the following conditions:

5.1           Opinion of Purchaser's and Merger Subsidiary’s Counsel.  Purchaser and Merger Subsidiary shall have furnished Company with an opinion, dated the Closing Date, of David Wagner and Associates, counsel for the Purchaser and the Merger Subsidiary, in form and substance reasonably satisfactory to the Company and its counsel, Weintraub Law Group PC.

5.2           No Opposition.  No suit, action, or proceeding shall be pending or threatened at any time prior to or on the Closing Date before or by any court or governmental body (a) seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; or (b) that might materially and adversely affect the business or properties or condition, financial or other, or results of operations of Seller.

5.3           Reserved.

5.4           Representations and Covenants.  The representations and warranties of Purchaser, Merger Subsidiary and Stockholders contained in this Agreement or otherwise made in writing by them or on their behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date; each and all of the covenants, agreements, and conditions to be performed or satisfied by Seller Purchaser, Merger Subsidiary or Stockholders hereunder at or prior to the Closing Date shall have been duly performed or satisfied; and Purchaser, Merger Subsidiary and Stockholders shall have furnished Company with such certificates and other documents evidencing the truth of such representations and warranties and the performance and satisfaction of such covenants, agreements, and conditions as Company shall have reasonably requested.

5.5           Satisfaction of Counsel.  The validity of all transactions herein mentioned, as well as the form and substance of all opinions, bills of sale, assignments, deeds, stock powers, certificates, documents, and other instruments hereunder, shall be satisfactory in all reasonable respects to Weintraub Law Group, PC, counsel to Company.

5.6           Instruments of Transfer.  Purchaser, Merger Subsidiary and Stockholders shall have delivered to Company bills of sale, assignments, deeds, stock powers, and other instruments of transfer and assignment in accordance with the provisions hereof, transferring to Company all of commons stock of Purchaser pursuant to the provisions of this Agreement.

5.7           Diligence.  Company shall have (i) completed its diligence review of the business, properties, assets, and liabilities of Purchaser, Merger Subsidiary and Stockholders, with results satisfactory to Company and (ii) approved the Disclosure Schedule.

5.8           Spin-off of Subsidiaries.  At or before the Closing, Purchaser shall reorganize by transferring all of the common stock of Stone Select Imports, Inc. and all of the membership interests in Stone Select, LLC to its shareholders in exchange for the assumption of all liabilities of the Purchaser.

6.          CONDITIONS OF PURCHASER’S, MERGER SUBSIDIARY’S AND STOCKHOLDER'S OBLIGATIONS.

The obligations of Purchaser, Merger Subsidiary and Stockholders hereunder are subject to the fulfillment to the reasonable satisfaction of Purchaser, Merger Subsidiary and Stockholders prior to or at the Closing of each of the following conditions:

6.1           Opinion of Company's Counsel.  Purchaser shall have furnished Purchaser, Merger Subsidiary and Stockholders with an opinion, dated the Closing Date, of Weintraub Law Group, PC, counsel for the Company, in form and substance reasonably satisfactory to Seller, Stockholder, and their counsel, David Wagner and Associates.

6.2           Representations and Covenants.  The representations and warranties of the Company contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date; each of the covenants, agreements, and conditions to be performed or satisfied by the Company hereunder at or prior to the Closing Date shall have been duly performed or satisfied; and the Company shall have furnished Purchaser, Merger Subsidiary and Stockholders with such certificates or other documents evidencing the truth of such representations and warranties and the performance and satisfaction of such covenants, agreements, and conditions as Purchaser, Merger Subsidiary and Stockholders shall have reasonably requested.

6.3           No Opposition.  No suit, action, or proceeding shall be pending or threatened on the Closing Date before or by any court or governmental authority seeking to restrain or prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

6.4           Diligence.  Purchaser, Merger Subsidiary and Stockholders shall have (i) completed their diligence review of the business, properties, assets, and liabilities of the Company, with results satisfactory of Purchaser, Merger Subsidiary and Stockholders and (ii) approved the Company Disclosure Schedule.

6.5           Audit.                        The Company shall have obtained an audit certified by an auditor overseen by the Public Company Accounting Oversight Board for the fiscal year ended December 31, 2008 and financial statements for the three months ended March 31, 2009 in a form acceptable to be filed with the from 8-K required to be filed as set forth in Section 6.6 of this Agreement.

6.6           Form 8-K.  The Company shall have prepared a Form 8-K, suitable for filing with the Securities and Exchange Commission on its EDGAR system, including the information required by Form 8-K and Regulation S-K.

7.          INDEMNIFICATION BY PURCHASER, MERGER SUBSIDIARY AND STOCKHOLDERS.

7.1           Indemnification.

(a)
Purchaser, Merger Subsidiary and Stockholders (collectively, the "Purchasing Parties") hereby agree jointly and severally to indemnify, defend, and hold Company (the "Company") harmless from and against the amount of any actual (or potential in the case of any litigation or claims by any person not a party to this Agreement) damage, loss, cost, or expense (including reasonable attorneys' fees and settlement costs) to Company ("Loss") occasioned or caused by, resulting from, or arising out of:

(i)  Any failure by the Purchasing Parties to perform, abide by, or fulfill any of the agreements, covenants, or obligations set forth in or entered into, in connection with this Agreement to be so performed or fulfilled by the Purchasing Parties.

(ii) Any material inaccuracy in or breach of any of the representations or warranties set forth in this Agreement, or any certificate or Schedule or other writing furnished pursuant hereto.

(iii) Any claim, known or unknown, arising out of or by virtue of or based upon any liability or obligation of the Purchasing Parties.

(iv)  Any claim, known or unknown, arising out of, or by virtue of, or based upon any contract or agreement of Purchaser or Merger Subsidiary or any failure by Purchaser or Merger Subsidiary to have performed any obligation or satisfied any liability thereunder to the extent required to be performed or satisfied at or prior to the Closing, or is not set forth (or described) in writing and furnished or made available to Company pursuant hereto.

(v)  Any liability or obligation for any tort or any breach or violation of any contractual, quasi-contractual, legal, fiduciary, or equitable duty by any Purchasing Party, whether before, at, or after the Closing.

The amount of any Loss shall be the amount of cash reimbursement or set-off that, when received by the Selling Party or Company incurring such loss, shall place such Selling Party or Company in the same financial position it or they would have been in if such Loss has not occurred.

7.2           Notice of Claim.  Company shall give prompt written notice to Purchasing Parties of any claim (actual or threatened) or other event that in the judgment of the Company might result or has resulted in a Loss by the Company hereunder, and Purchasing Parties shall have the right to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Purchasing Parties, who shall conduct the defense of such claim (actual, threatened, or asserted) or litigation, shall be reasonably satisfactory to the Company, and Company may participate in such defense at their expense, and provided, further, that the omission by Company to give notice as provided herein shall not relieve Purchasing Parties of their obligations hereunder except to the extent that the omission results in a failure of actual notice to the Purchasing Parties and Purchasing Parties are damaged solely as a result of the failure to give notice.  No Purchasing Party, in the defense of any such claim or litigation, shall, except with the consent of the Company, consent to the entry of any judgment or decree or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to Company of a release from all liability in respect to such claim or litigation, and no Purchasing Party shall have liability with respect to any payment made by the Company in connection with the settlement, satisfaction, or compromise of any claim unless the Purchasing Parties shall have approved thereof in advance in writing, which approval shall not unreasonably be withheld or delayed.  If the Company shall not have received notice that the Purchasing Parties shall assume the defense of such claim within twenty (20) days after the notice is sent to the Purchasing Parties of the existence of such claim, the Company shall be free to proceed with the defense of such claim.  Each such notice shall be accompanied (or followed as promptly as is reasonably practicable after the amount of such Loss becomes determinable) by a certificate signed by the President of Purchaser and setting forth in reasonable detail the calculation of the amount of such Loss in accordance with the provisions hereof, and accompanied by copies of all relevant documents and records.  The omission to give such notice or provide such certificate by Company shall not relieve Purchasing Parties of their obligation under this Section 7.2 except to the extent such omission results in a failure of actual notice to the Purchasing Parties and Purchasing Parties are damaged solely by such failure to give notice.  No Loss shall be considered to have occurred with respect to any payment made by any Company in settlement, satisfaction, or compromise of any claim unless the Purchasing Parties shall have approved thereof in advance and in writing.

8.          INDEMNIFICATION BY COMPANY.

8.1           Indemnification.

(a)
The Company hereby agrees to indemnify, defend, and hold Purchaser and the Purchasing Parties harmless from and against the amount of Loss to Purchasing Parties occasioned or caused by, resulting from, or arising out of:

(i)  Any failure by the Company to perform, abide by, or fulfill any of the agreements, covenants, or obligations set forth in or entered into, in connection with this Agreement to be so performed or fulfilled by the Company.

(ii) Any material inaccuracy in or breach of any of the representations or warranties set forth in this Agreement, or any certificate or Schedule or other writing furnished pursuant hereto.

(iii) Any claim, known or unknown, arising out of or by virtue of or based upon any liability or obligation of the Company.

(iv)  Any claim, known or unknown, arising out of, or by virtue of, or based upon any contract or agreement of the Company or any failure by the Company to have performed any obligation or satisfied any liability thereunder to the extent required to be performed or satisfied at or prior to the Closing, or is not set forth (or described) in writing and furnished or made available to Purchasing Parties pursuant hereto.

(v)  Any liability or obligation for any tort or any breach or violation of any contractual, quasi-contractual, legal, fiduciary, or equitable duty by the Company, whether before, at, or after the Closing.

The amount of any Loss shall be the amount of cash reimbursement or set-off that, when received by the Purchasing Party or Purchasing Parties incurring such loss, shall place such Purchasing Party or Purchasing Parties in the same financial position it or they would have been in if such Loss has not occurred.

8.2           Notice of Claim.  Purchasing Parties shall give prompt written notice to the Company of any claim (actual or threatened) or other event that in the judgment of either Purchasing Party might result or has resulted in a Loss by a Purchasing Party hereunder, and the Company shall have the right to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Company, who shall conduct the defense of such claim (actual, threatened, or asserted) or litigation, shall be reasonably satisfactory to the Purchasing Parties, and Purchasing Parties may participate in such defense at their expense, and provided, further, that the omission by Purchasing Parties to give notice as provided herein shall not relieve the Company of its obligations hereunder except to the extent that the omission results in a failure of actual notice to the Company and the Company is damaged solely as a result of the failure to give notice.  The Company, in the defense of any such claim or litigation, shall not, except with the consent of each Purchasing Party, consent to the entry of any judgment or decree or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to Purchasing Parties of a release from all liability in respect to such claim or litigation, and the Company shall not have liability with respect to any payment made by a Purchasing Party in connection with the settlement, satisfaction, or compromise of any claim unless the Company shall have approved thereof in advance in writing, which approval shall not unreasonably be withheld or delayed.  If the Purchasing Parties shall not have received notice that the Company shall assume the defense of such claim within twenty (20) days after the notice is sent to the Company of the existence of such claim, the Purchasing Parties shall be free to proceed with the defense of such claim.  Each such notice shall be accompanied (or followed as promptly as is reasonably practicable after the amount of such Loss becomes determinable) by a certificate signed by the President of Purchaser and setting forth in reasonable detail the calculation of the amount of such Loss in accordance with the provisions hereof, and accompanied by copies of all relevant documents and records.  The omission to give such notice or provide such certificate by Purchasing Parties shall not relieve the Company of its obligation under this Section 8.2 except to the extent such omission results in a failure of actual notice to the Company and the Company is damaged solely by such failure to give notice.  No Loss shall be considered to have occurred with respect to any payment made by any Purchasing Parties in settlement, satisfaction, or compromise of any claim unless the Company shall have approved thereof in advance and in writing.

9.          BROKERAGE FEE.

Purchaser, Merger Subsidiary and the Company each represent that no broker (other than Capital Group Communications, Inc. (the "Finder")) has been involved in this transaction and each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee, or commission claimed by any party who claims to have been involved because of association with such party; provided that the Company shall (pursuant to an agreement between the Company and Finder) pay all fees owed to the Finder in connection with this transaction.

10.        AMENDMENTS; WAIVERS.

This Agreement constitutes the entire agreement of the parties related to the subject matter of this Agreement, supersedes all prior or contemporary agreements, representations, warranties, covenants, and understandings of the parties.  This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent, or discharge is sought.

Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation, or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of such term, condition, or breach of covenant, representation, or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; and no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

11.        TERMINATION OF AGREEMENT.

11.1                      Termination.  At any time prior to the Closing Date, this Agreement may be terminated (i) by the consent of the Purchaser and the Company, (ii) by the Purchaser if there has been a material misrepresentation, breach of warranty or breach of covenant by the Company in its representations, warranties and covenants set forth herein, (iii) by the Company if there has been a material misrepresentation, breach of warranty or breach of covenant by the Purchaser in its representations, warranties and covenant set forth herein, or (iv) by the Purchaser if the conditions stated in Sections 6.5 and 6.6 have not been satisfied at or prior to July 1, 2009.

   11.2                      Effect of Termination.  If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate without liability of any party to the other; provided, however, that nothing in this Section 11.2 shall prevent any party from seeking or obtaining damages or appropriate equitable relief for the breach of any representation, warranty or covenant made by any other party hereto.

12.        ASSIGNMENT; SUCCESSORS AND ASSIGNS.

This Agreement shall not be assignable by any party without the written consent of the others.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.        SEVERABILITY.

If any provision or provisions of this Agreement shall be, or shall be found to be, invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

14.        COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.  Facsimile counterparts shall be binding on the parties hereto.

15.        SECTION AND OTHER HEADINGS.

The headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

16.        NOTICES.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, certified mail, return receipt requested:

(a)	TO PURCHASER, MERGER SUBSIDIARY AND STOCKHOLDERS: If to Purchaser, Merger Subsidiary or Stockholders to:

By Design, Inc.
2519 East Kentucky Ave.
Denver, Colorado 80209
Attention:  Deanie C. Underwood
Fax:  303-409-7650
Email:  deanieu@msn.com

with a copy to:

David Wagner & Associates
8400 East Prentice Ave, Suite 1500
Greenwood Village, Colorado 80111
Attention:  David Wagner
Fax:  303-409-7650
Email:  dwaa2000@yahoo.com

(b)	TO PURCHASER: If to Purchaser, to:

Asset Holdings Corporation
535 E First Street, 2nd Floor
Tustin, CA 92780
Attention:  Yeota Christie
Fax:  714-730-2017
Email:  yeota.christie@assetholdingscorp.com

with a copy to:

Weintraub Law Group, PC
10085 Carroll Canyon Road
Suite 230
San Diego, California 92131
Attention:  Richard A. Weintraub
Fax:  858-566-7010
Email:  rick@weintraublawgroup.com

and/or to such other person(s) and address(es) as either party shall have specified in writing to the other.

17.           GENDER.

Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

18.           LAW TO GOVERN.

This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of Colorado

19.           COURTS.

Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in Orange County, California as is provided by law; and the parties consent to the jurisdiction of the court or courts located in Orange County, California and to service of process by registered mail, return receipt requested, or in any other manner provided by law.

19.           ARBITRATION.

If the parties hereto are unable to resolve any dispute with respect to claims arising hereunder within 30 days of written notice of such dispute by one party to the others, such dispute shall be settled by compulsory and binding arbitration by a panel of three arbitrators in accordance with the JAMS/Endispute, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.  The parties agree that such arbitration shall be held in Orange County, California.

[This space left intentionally blank.]

IN WITNESS WHEREOF, Purchaser, Merger Subsidiary, Stockholders and the Company have caused this Agreement to be executed as of the date first above written.

Asset Holdings Corporation

By:	/s/ Yeota Christie
Yeota Christie, President

By Design, Inc.

By:	/s/ Deanie J. Underwood
Deanie J. Underwood

BDI Acquisition Corp.

By:	/s/ Deanie J. Underwood
Deanie J. Underwood

/s/ Deanie J. Underwood
Deanie J. Underwood

/s/ Bradley C. Underwood
Bradley C. Underwood

EXHIBIT A
Plan of Merger

EXHIBIT B
Certain Defined Terms

"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), as amended or supplemented from time to time.

"Contaminant" means any waste, pollutant, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum, or petroleum-derived substance or waste, or any constituent of any such pollutant material, substance or waste, including, without limitation, any pollutant material, substance, or waste regulated under any Environmental Law.

"Environmental Laws" means all federal, state, local, and foreign laws or regulations, codes, orders, decrees, judgments, or injunctions issued, promulgated, approved, or entered thereunder relating to pollution or protection of the environment or occupational health and safety, including, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, materials, or wastes (including, without limitation, oil, asbestos, and radiation) into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals or industrial, toxic, or hazardous substances, material, or wastes.  Environmental Laws shall include, without limitation, [HERE INSERT CITATION TO RELEVANT STATE STATUTES], CERCLA, the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), as such laws have been amended or supplemented from time to time, and any analogous future federal, or present or future state, local, or foreign, statutes, ordinances, or bylaws.

"Environmental Liabilities and Costs" means, as to the Seller, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any corporation, partnership, trust, individual, or other entity ("Person"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any Environmental Law, permit, order, approval, authorization, license, variance, or agreement with a federal, state, or local governmental authority or other person, arising from environmental, health, or safety conditions or a Release or threatened Release resulting from the past operations of the Seller (or any of its predecessors in interest), or any release for which the Seller is otherwise responsible under any Environmental Law.

"Environmental Lien" means any lien or similar interest in favor of any federal, state, or local governmental authority for Environmental Liabilities and Costs.

"Release" means, as to the Seller, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, pouring, emptying, escaping, dumping, discarding, leaching, or migration of a Contaminant into the indoor or outdoor environment or into or out of any property owned, leased, or controlled by Seller, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, groundwater, or property, including, without limitation, the abandonment or discarding of barrels, containers, and other closed receptacles containing any contaminant.

"Remedial Action" means all actions necessary to (i) clean up, remove, treat, or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent a Release or condition that is reasonably likely to result in a Release or minimize further release of Contaminants so they do not migrate or endanger or threaten to endanger present or future public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.